Salarius Pharmaceuticals Presents Favorable Preclinical Data on SP-3164 at the 5th Annual Targeted Protein Degradation Conference

Data showcased novel compound with potential for improved anti-cancer activity over other molecular glues

Salarius plans to release additional preclinical results at the American Society of Hematology annual meeting later this year

HOUSTON (October 27, 2022) – Salarius Pharmaceuticals, Inc. (NASDAQ: SLRX), a clinical-stage biopharmaceutical company using protein inhibition and protein degradation to develop cancer therapies for patients in need of new treatment options, today announced favorable preclinical data that support continued development of the company’s Targeted Protein Degrader (TPD), SP-3164. The data were presented on October 26 at the 5th Annual Targeted Protein Degradation Conference by Daniela Santiesteban, Ph.D., Salarius’ director of targeted protein degradation development, in a presentation titled “Development of SP-3164, a Cereblon-Binding Molecular Glue.” The presentation is available for viewing on the company’s website here.

Dr. Santiesteban’s presentation included an overview of SP-3164 development and the therapeutic benefits of a stereoselective molecular glue. SP-3164 was developed to be the deuterium-stabilized, active S-enantiomer, or the preferred enantiomer, of avadomide or CC-122. Avadomide is a widely studied molecular glue with demonstrated clinical activity and established safety data. In in vitro studies, SP-3164 has shown potent cereblon binding, efficient degradation of neosubstrates and induction of cell death in both lymphoma and multiple myeloma cells. In in vivo studies, SP-3164 has shown minimal to no interconversion of the preferred S-enantiomer into the unwanted R-enantiomer, indicating successful stabilization.

In addition, SP-3164 showed significant tumor growth inhibition in in vivo studies including statistically significant improvement over the approved immunomodulatory drugs lenalidomide (Revlimid®) and pomalidomide (Pomalyst®) in a multiple myeloma NCI-H929 mouse model. Dr. Santiesteban concluded that by eliminating the unwanted R-enantiomer, SP-3164 may lead to improved activity and safety, as demonstrated by deuterated R-enantiomer’s lack of anticancer activity and its potential role in supporting tumor growth.

“We are delighted by the reception Dr. Santiesteban’s presentation received,” said David Arthur, chief executive officer of Salarius. “These initial data explain why we believe SP-3164 is so exciting, with the potential to make a positive difference in the treatment of hematologic cancers. Our near-term plans for SP-3164 include research in multiple blood cancers, additional pharmacokinetic and pharmacodynamic work to better understand potential clinical dosing advantages and additional studies to explore immuno-oncology effects and potential combinations for SP-3164.

“We are looking forward to providing additional preclinical information at the upcoming American Society of Hematology annual meeting later this year, completing our Investigational New Drug (IND)-enabling studies, submitting the SP-3164 IND to the U.S. Food and Drug Administration in the first half of 2023 and beginning clinical trials shortly thereafter,” Mr. Arthur added.

About Salarius Pharmaceuticals
Salarius Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing therapies for patients with cancer in need of new treatment options. Salarius’ product portfolio includes seclidemstat, the company’s lead candidate, which is being studied as a potential treatment for pediatric cancers, sarcomas and other cancers with limited treatment options, and SP-3164, an oral small molecule protein degrader. Seclidemstat is currently in a Phase 1/2 clinical trial for relapsed/refractory Ewing sarcoma and certain additional sarcomas that share a similar biology. Seclidemstat has received fast track, orphan drug and rare pediatric disease designations for Ewing sarcoma from the U.S. Food and Drug Administration. Salarius is also exploring seclidemstat’s potential in several cancers with high unmet medical need, with an investigator-initiated Phase 1/2 clinical study in hematologic cancers underway at MD Anderson Cancer Center. Salarius has received financial support from the National Pediatric Cancer Foundation to advance the Ewing program and was a recipient of a Product Development Award from the Cancer Prevention and Research Institute of Texas (CPRIT). SP-3164 is currently in IND-enabling studies and anticipated to enter the clinic in 2023. For more information, please visit salariuspharma.com or follow Salarius on Twitter and LinkedIn.

Forward-Looking Statements
This announcement and the referenced presentation contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this presentation are forward-looking statements. These forward-looking statements may be identified by terms such as “will,” “future,” “believe,” “developing,” “expect,” “may,” “progress,” “potential,” “could,” “look forward,” “might,” “should,” and similar terms or expressions or the negative thereof. Examples of such statements include, but are not limited to, statements relating to the following: the advantages of seclidemstat (SP-2577) as a treatment for Ewing sarcoma, Ewing-related sarcomas, and other cancers and its ability to improve the life of patients; expected cohort readouts from the company’s clinical trials and expected therapeutic options for SP-2577 and related effects and projected efficacy, including SP-2577’s ability to inhibit LSD1; the future of the company’s Phase 1/2 trial of seclidemstat as a treatment for Ewing sarcoma and FET-rearranged sarcomas following the SUSAR; the advantages of protein degraders including the value of SP-3164 as a cancer treatment; the timing of clinical trials for SP-3164 and expected therapeutic options for SP-3164 and related effects and projected efficacy; impact that the addition of new clinical sites will have on the development of our product candidates; the timing of our IND submissions to the U.S. Food and Drug Administration (FDA) and subsequent timing for initiating clinical trials; interim data related to our clinical trials, including the timing of when such data is available and made public; our growth strategy; whether the company  will develop additional undisclosed cancer-fighting assets in the targeted protein degradation space; expanding the scope of our research and focus to high unmet need patient populations; and the commercial or market opportunity and expansion for each therapeutic option, including the availability and value of a pediatric priority review voucher for in-clinic treatments and potential for accelerated approval. We may not actually achieve the plans, carry out the intentions or meet the expectations or objectives disclosed in the forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and performance to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: Seclidemstat’s impact in Ewing sarcoma and as a potential new and less-toxic treatment; expected dose escalation and dose expansion; the imposition of restrictions imposed by the FDA on the company’s Phase 1/2 trial of seclidemstat as a treatment for Ewing sarcoma and FET-rearranged sarcomas following the SUSAR, including a partial or full clinical hold; our ability to resume enrollment in the clinical trial following its review of the available data surrounding the SUSAR; the adequacy of our capital to support our future operations and our ability to successfully initiate and complete clinical trials and regulatory submissions; the ability of, and need for, us to raise additional capital to meet our business operational needs and to achieve its business objectives and strategy; future clinical trial results and the impact of such results on us; that the results of studies and clinical trials may not be predictive of future clinical trial results; risks related to the drug development and the regulatory approval process; the competitive landscape and other industry-related risks; and other risks described in our filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as revised or supplemented by its Quarterly Reports on Form 10-Q and other documents filed with the SEC. The forward-looking statements contained in this announcement and the referenced presentation speak only as of the date of this announcement and the referenced presentation and are based on management’s assumptions and estimates as of such date. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

CONTACT:

LHA Investor Relations
Kim Sutton Golodetz
kgolodetz@lhai.com
212-838-3777

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